UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2019

JMP Group LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36802	47-1632931
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Montgomery Street, Suite 1100, San Francisco, California 94111
(Address of Principal Executive Offices, including zip code)

415-835-8900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01         Completion of Acquisition or Disposition of Assets.

On March 19, 2019, JMP Holding LLC (“JMP Holding”), a wholly-owned subsidiary of JMP Group LLC (the “Company”) entered into a Transaction Agreement (the “Transaction Agreement”) with Medalist Partners, LP (“Medalist”) to sell 50.1% of the limited liability company interests in JMP Credit Advisors LLC (“JMPCA”), a wholly-owned subsidiary of JMP Holding, to Medalist. In exchange, JMP will receive a cash payment at closing and a portion of the subordinated management fees from the three collateralized loan obligation vehicles (“CLOs”) currently managed by JMPCA (that it received prior to closing). In addition, JMP Holding will receive a portion of the subordinated management fees from the next CLO to be managed by JMPCA. In connection with the sale to Medalist, JMP Holding also sold, at the same valuation, 4.9% of the limited liability company interests in JMPCA to members of management of JMPCA who are expected to continue in their current roles (the “Management Members”).

Also on March 19, 2019, JMP Holding, Medalist and the Management Members entered into a Third Amended and Restated Limited Liability Company Agreement of Medalist Partners Corporate Finance LLC (formerly known as JMPCA, the “LLC Agreement” and together with the Transaction Agreement, the “Transaction Documents”) which sets forth the rights and obligations of the members. The LLC Agreement provides that, in the event of a sale of JMPCA prior to March 1, 2021, JMP Holding will receive preferential distributions from JMPCA. On or after March 1, 2022, JMP Holding has the option to sell (and Medalist has the option to buy) JMP Holding’s ownership interest in JMPCA.

Pursuant to the Transaction Documents, Medalist has agreed to provide additional capital to purchase preference shares in JMP Credit Advisors Long-Term Warehouse Ltd., a Cayman Islands vehicle (the “Borrower”), to fund the long term warehouse credit facility (the “Long Term Warehouse Credit Facility”) between the Borrower, JMP Credit Advisors CLO VI Warehouse Ltd., a Cayman Islands vehicle and a subsidiary of Borrower (the “CLO Subsidiary” and, together with the Borrower, the “Borrower Entities”), and BNP Paribas, to finance the acquisition of a portfolio of broadly syndicated corporate loans. JMPCA acts as collateral manager for the loans acquired by the Borrower Entities pursuant to the Long Term Warehouse Credit Facility. The entry into the Long Term Warehouse Credit Facility by JMPCA and the Borrower Entities was previously announced by the Company pursuant to a Form 8-K filed on October 12, 2018. JMP has agreed to provide $15 million to purchase preference shares in the Borrower to fund the Credit Facility.

As a result of the sale of the majority stake in the JMPCA, the Company expects to deconsolidate both JMPCA and the CLOs managed by JMPCA from the Company’s financial statements.

The transactions contemplated by the Transaction Documents closed on March 19, 2019 and as of the closing JMPCA was renamed Medalist Partners Corporate Finance LLC.

JMPCA is a registered investment advisor under the Investment Advisers Act of 1940 and is an asset management platform established to underwrite and manage investments in senior secured debt. JMPCA actively manages three CLOs, JMP Credit Advisors CLO III (R) Ltd., JMP Credit Advisors CLO IV Ltd., and JMP Credit Advisors CLO V Ltd. The Borrower Entities hold a portfolio of loans funded by the Long Term Warehouse Credit Facility that is not yet securitized.

Item 9.01        Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by the Company, dated March 20, 2019.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMP Group LLC

Date: March 20, 2019	By:	/s/ Raymond Jackson
Raymond Jackson
Chief Financial Officer